Exhibit 10.18

FEDERAL HOME LOAN MORTGAGE CORPORATION
DIRECTOR’S NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT between the Federal Home Loan Mortgage Corporation (the “Corporation”) and                        (the “Grantee”), pursuant to the Federal Home Loan Mortgage Corporation 1995 Directors’ Stock Compensation Plan as amended and restated effective May 14, 1998, as subsequently amended (the “Plan”):

1. Grant.

(a) Nonqualified Stock Option.  The Corporation has granted to the Grantee a Nonqualified Stock Option (the “Option”) to purchase            (     ) shares of the Common Stock of the Corporation ($0.21 par value) at a purchase price of $           per share. The Option is subject to all applicable provisions of the Plan and to the terms and conditions set forth herein.

(b) Coordination with Plan.  All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Directors’ Nonqualified Stock Option Agreement (the “Agreement”). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Grantee acknowledges receipt of a copy of the Plan and hereby agrees to be bound by the Plan (as presently in effect or hereafter amended) and this Agreement, and by all decisions and determinations of the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) thereunder.

2. Rights of Exercise.

(a) Exercisability and Expiration Date.  The Option may be exercised by Grantee, to the extent it has become exercisable as provided in clause (a)(ii) of this paragraph, in whole or in part, at any time within a period beginning on the Date of Grant (as defined on the last page of this Agreement) and ending on November 3, 2014 (the “Expiration Date”); provided, however, that such Option: (i) except as provided in Paragraph 2(c), below, may not be exercised unless the Grantee is at the time of exercise a Director of the Corporation and shall have been such continuously from the Date of Grant to the date of such exercise; and (ii) shall become exercisable at the rate of 20 percent of the shares subject to the Option at the end of the Grantee’s term of office that commenced on November 4, 2004, and an additional 20 percent at the end of each of the four succeeding terms of office thereafter.

(b) Form of Exercise.  The Option shall be exercised by the Grantee giving notice of such exercise to the Corporation (or its designee) in such form as the Corporation may require in its sole discretion. Such notice shall specify the number of shares to be purchased and shall be accompanied by full payment of the purchase price of such shares (the “Exercise Price”). Payment of the Exercise Price shall be made (i) in cash, (ii) in shares of Common Stock of the Corporation having a “Fair Market Value” (as defined in the Plan) on the date of exercise at least equal to such purchase price, or (iii) in a combination of cash and shares of the Corporation’s Common Stock; provided, however, that shares acquired upon exercise of an option during the six months prior to the exercise date of the Option may not be used to pay the Exercise Price except upon approval of the Committee. In addition, such Exercise Price may be paid irrevocably by instructing such broker-dealer as may be designated by the Corporation to sell part or all of the shares to be purchased, simultaneously with such exercise or as soon as practicable thereafter, at the market in a broker’s transaction (within the meaning of section 4(4) of the Securities Act of 1933, as amended), the proceeds of which sale shall be at least equal to the Exercise Price for the shares to be purchased, plus applicable transaction costs, and to remit to the Corporation an amount equal to such Exercise Price.

(c) Termination.

(i) Death While on Board.  In the event of the death of Grantee while serving on the Board of Directors of the Corporation (the “Board”) but prior to the Expiration Date, any restrictions on exercise otherwise applicable to the Option under Paragraph 2(a) shall lapse immediately and Grantee’s Beneficiary shall have the right to exercise the unexercised portion of the Option during the one year period that begins as of the date of death; provided, however that at the end of such one year period, the Option shall cease to be exercisable.

(ii) Disability.  In the event that Grantee ceases to be a member of the Board prior to the Expiration Date by reason of Disability (as defined in the Plan), any restrictions on the exercise otherwise applicable to the Option, under Paragraph 2(a), shall lapse immediately and Grantee shall have the right to exercise the unexercised portion of the Option at any time prior to the Expiration Date.

(iii) Retirement and Early Retirement.  In the event Grantee ceases to be a member of the Board prior to the Expiration Date by reason of “Retirement” or “Early Retirement” (as defined in the Plan), any restrictions on exercise otherwise applicable to the Option under Paragraph 2(a)(i) shall lapse immediately but restrictions on exercise under paragraph 2(a)(ii) (if any) shall continue, and Grantee may exercise such Option in accordance with Paragraph 2(a)(ii) at any time prior to the Expiration Date.

(iv) Other Terminations.  In the event that Grantee’s membership on the Board terminates prior to the Expiration Date for any reason other than death, Disability, Early Retirement or Retirement, the portion of the Option which, as of the date of termination, remains subject to the exercise restrictions shall be forfeited, and Grantee shall have three months after the date of termination in which to exercise any portion of the Option which, as of the date of termination, was exercisable, during which three month period the restrictions on exercise under Paragraph 2(a)(i) shall not apply.

(v) Death After Leaving Board.  In the event of the death of the Grantee after Grantee’s membership on the Board has ceased at a time that any portion of the Option remains exercisable under clauses (ii), (iii) or (iv) of this Paragraph 2(c), any restrictions on exercise otherwise applicable to such portion of the Option under Paragraph 2(a) shall lapse immediately and Grantee’s Beneficiary shall have the right to exercise the unexercised portion of the Option during the one year period that begins as of the date of death; provided, however, that at the end of such one year period, the Option shall cease to be exercisable (the provisions of clauses (ii) and (iii) notwithstanding).

The foregoing notwithstanding, nothing contained in this Paragraph 2(c) shall be deemed to permit the exercise of any portion of the Option after the Expiration Date.

3. Dividend Equivalents.

(a) Generally.  Upon exercise of the Option (in whole or in part), or, to the extent that the Option is not exercised, upon the Expiration Date, Grantee (or the person or persons who acquired the right to exercise the Option upon Grantee’s death) shall be entitled to receive Dividend Equivalents from the Corporation with respect to which the Option is exercised or has expired, the record dates for which dividends have occurred during the period the Option was outstanding. Such Dividend Equivalents shall be subject to all terms and conditions (including forfeitures) otherwise applicable to the Option. Payment of such amounts shall be made in cash.

(i) Relating to Cash Dividends.  If the Corporation declares and pays any cash dividend or distribution on Common Stock, the record date of which occurs while all or a portion of the Option remains outstanding, the Corporation shall credit to a bookkeeping account maintained on behalf of Grantee, as promptly as practicable after the payment date of such dividend or distribution, a cash amount equal to the amount of cash actually paid as a dividend or distribution per share of Common Stock multiplied by the number of shares subject to the Option on such record date.

(ii) Relating to Extraordinary Stock Dividends, Stock Splits, and Other Extraordinary Dividends Resulting in Adjustments to Options.  If the Corporation declares and pays a dividend or distribution in the form of Common Stock payable on Common Stock, or if there occurs a forward stock split of the Common Stock, or if there occurs another extraordinary dividend resulting in an adjustment under Paragraph 4(b) hereof, the record date of which occurs while all or a portion of the Option remains outstanding, the Corporation shall not credit any dividend equivalents to Grantee’s bookkeeping account in connection therewith, except as otherwise determined by the Committee in accordance with Paragraph 4(b).

(b) Forfeiture.  In the event any portion of the Option is forfeited, the Dividend Equivalents theretofore credited to the Grantee’s bookkeeping account in respect to that portion of the Option shall likewise be forfeited.

4. Miscellaneous.

(a) Limitations on Transfer.  Except as otherwise provided herein, neither the Option nor any of Grantee’s rights or interests therein shall be assignable or transferable by Grantee other than by will or the laws of descent and distribution or to a designated Beneficiary in the event of a Grantee’s death. Except as otherwise provided herein, during the lifetime of Grantee the Option shall be exercisable only by Grantee (or his guardian or legal representative). The Option shall not be pledged or encumbered in any way and shall not be subject to execution, attachment or similar legal process. Other provisions of this Agreement notwithstanding, the portion of the Option which is not at that time subject to risk of forfeiture upon termination of service of the Grantee to the Corporation shall be transferable, solely for estate-planning purposes, if and to the extent that rules adopted by the Compensation and Human Resources Committee of the Board and then in effect (“Rules”) permit such transfers, and subject to the terms and conditions set forth in such Rules. In addition, each agreement evidencing an option granted to the Grantee under the Plan (as amended and restated) and outstanding at the Date of Grant of the Option is hereby amended by inserting the preceding sentence as additional text at the end of any provision setting forth limitations on transferability.

(b) Adjustments.  In the event of any change in the Common Stock of the Corporation by reason of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares, stock dividend, or other similar corporate transaction or event that affects the Common Stock such that the Board determines that an adjustment to the Option is appropriate, then the Board will adjust the terms of the Option in a manner that is equitable to prevent substantial dilution or enlargement of the rights of the Grantee. Any such adjustment shall be effective and binding for all purposes under the Option when the Board gives notice of such adjustment to the Grantee.

(c) No Stockholder Rights.  Grantee shall have no rights as a stockholder of the Corporation with respect to any shares of Common Stock subject to the Option prior to the valid exercise of the Option.

(d) Legal Effect.  This Agreement shall be legally binding when executed by the Corporation and delivered to the Grantee.

(e) General.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Corporation or impair the rights of the Grantee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Corporation and by the Grantee.

Date of Grant:  November 4, 2004

FEDERAL HOME LOAN
MORTGAGE CORPORATION

/s/  Michael W. Hager

By:	Michael W. Hager
Senior Vice President
Human Resources